Exhibit 99.02

FOR IMMEDIATE RELEASE

January 22, 2010

APPOINTMENT OF NEW CHIEF GEOLOGIST

Infrastructure Materials Corp (NASDAQ OCT-BB: Symbol IFAM) (the “Company”) is pleased to announce the appointment of Karl Frost to the position Chief Geologist effective January 15, 2010. Mr. Frost has provided geological services to the Company for past 16 months, assisting in the exploration of the Company’s resources. In addition to his prior experience with the Company’s initiatives, Mr. Frost brings extensive geological experience to the management team. He received his Master’s of Geology in 1983 from the University of Nevada, Reno and has spent the majority of the last 26 years working in Nevada and Arizona on a variety of resource exploration projects.

Roger Hall has resigned as a Director and Chief Operating Officer of the Company for personal reasons. The Company wishes to thank Mr. Hall for his instrumental contribution to the Company’s development.  Mr. Hall is assisting in the transition of his geological responsibilities for the Company to Mr. Frost and will continue to consult with the Company on a part time basis.

Infrastructure Materials Corp. is an exploration stage mining company that is directing its efforts to the development of cement grade limestone deposits in strategic locations in the United States.

For more information, please contact:

Mason Douglas, President
Phone 866-448-1073
Fax 866-786-6415
Email:  info@infrastructurematerialscorp.com
or visit our website at
www.infrastructurematerialscorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of U.S. securities laws Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate," "estimate" and other similar words or statements to the effect that certain events or conditions "may", "have" or "will" occur. This release also contains statements based upon historical records pertaining to our mineral claims that have not been verified by the Company. The term, "resource" is not a term that is recognized by SEC guidelines and does not rise to the level of certainty required by SEC guidelines. Forward-looking statements or references to historical records are based on the material in our possession, opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those stated or projected in this press release. The Company undertakes no obligation to update forward-looking statements or historical information. The reader is cautioned not to place undue reliance on forward-looking statements.

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